                                                                     Exhibit A-3


Name:   Nina M. Rausch
Title:  Secretary


                                State of Delaware

                        Office of the Secretary of State

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "NEW NISOURCE INC.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF OCTOBER, A.D. 2000, AT 11 O'CLOCK A.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

         AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID RESTATED CERTIFICATE IS THE THIRTY-FIRST DAY OF OCTOBER, A.D. 2000, AT 11:59 O'CLOCK P.M.




[SEAL]
                                         /s/ Edward J. Freel, Secretary of State





                                         Edward I. Free!, Secretary of State
                                                                         0349150

                         [SEAL GRAPHIC]       03-30-00
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                               ARTICLES OF MERGER
                                State Form 39036

                               ARTICLES OF MERGER
                                       OF

                                Old NiSource Inc.
                 (hereinafter "the nonsurviving corporation(s)")

                                      INTO

                                  NiSource Inc.
                    (hereinafter "the surviving corporation")

                        ARTICLE I: SURVIVING CORPORATION

Name of the corporation surviving the merger is: NiSource Inc. Such name has not been changed as a result of the merger.

         a. The surviving corporation is a domestic corporation existing pursuant to the provisions of the Indiana Business Corporation Law incorporated on ____________.

         b. The surviving corporation is a foreign corporation incorporated under the laws of the State of Delaware and _x_ qualified ___ not qualified (designate which) to do business in Indiana.

         If the surviving corporation is qualified to do business in Indiana, state the date of qualification: 04/20/00.

                     ARTICLE II; NONSURVIVING CORPORATION(S)

Name, state of incorporation, and date of incorporation or qualification, respectively, of each Indiana domestic corporation, Indiana qualified foreign corporation, other than the survivor, which is party to the merger are as follows:

Name of Corporation: Old NiSource Inc.
Sate of Domicile: IN
Date of Incorporation or qualification in Indiana: 09/22/87

                  ARTICLE III: PLAN OF MERGER OR SHARE EXCHANGE

The Plan of Merger or Share Exchange, contain such information as required by Indiana Code 23-1-40-1, is set forth in Exhibit A, Attached hereto and made a part thereof.
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        ARTICLE IV: MANNER OF ADOPTION AND VOTE OF SURVIVING CORPORATION:

Section 1:

_x_ Shareholder vote not required.

The merger/share exchange was adopted by the incorporators or board of director without shareholder action and shareholder action was not required.

Section 2:

__ Vote of shareholders(select either A or B)

         A. Designation (i.e., common , preferred or any classification where different classes of stock exist), number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the merger/ share exchange and the number of votes of each voting group represented at the meeting is set forth below:

         B. Unanimous written consent executed on _____________ and signed by all shareholders entitled to vote. Vote of shareholders during a meeting called by the board of Directors.


                                              TOTAL      A         B         C
DESIGNATION OF EACH VOTING GROUP:             COMMON
NUMBER OF OUTSTANDING SHARES
NUMBER OF VOTES ENTITLED TO BE CAST
NUMBER OF VOTES REPRESENTED AT MEETING
VOTED IN FAVOR
VOTED AGAINST

ARTICLE V; MANNER OF ADOPTION AND VOTE OF NONSURVING CORPORATION:

Section 1:

_x_ Shareholder vote not required

___ Vote of shareholders(select either A or B)

         Designation (i.e., common , preferred or any classification where different classes of stock exist), number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the merger/ share exchange and the number of votes of each voting group represented at the meeting is set forth below:

         A. Unanimous written consent executed on April 29, 1998 and signed by all shareholders entitled to vote.

         B. Vote of shareholders during a meeting called by the board of Directors.

                                               TOTAL      A         B         C
DESIGNATION OF EACH VOTING GROUP:              COMMON
NUMBER OF OUTSTANDING SHARES
NUMBER OF VOTES ENTITLED TO BE CAST
NUMBER OF VOTES REPRESENTED AT MEETING
VOTED IN FAVOR
VOTED AGAINST


In Witness Whereof, the undersigned being the Vice Chairman of the surviving corporation executes these Articles of Merger/ Share Exchange and verifies, subject to penalties of perjury that the statements contained herein are true, this 1(st) day of November, 2000


/s/ Stephen P. Adik

                                    EXHIBIT A

                                 PLAN OF MERGER

1. Old NiSource Inc., an Indiana corporation (the "Subsidiary"), shall be merged (the Merger") with and into NiSource Inc., a Delaware corporation that is qualified to do business as a foreign corporation in the State of Indiana (the "Parent"), in accordance with the laws of the States of Delaware and Indiana.

2. The Parent shall be the surviving corporation and shall continue as a corporation of the State of Delaware, and the status of the Subsidiary as a separate corporation shall cease.

3. The Merger shall effect no change in the Certificate of Incorporation of the Parent or in its By-Laws, and the Directors and Officers of the Parent shall continue as the Directors and Officers of the surviving corporation following the Merger.

4. The outstanding capital stock of the Subsidiary shall be cancelled, and no securities or other property shall be issued in exchange therefor.

5. As a result of the Merger, the Parent shall assume all of the assets and liabilities of the Subsidiary.

6. Parent, as the shareholder of the Subsidiary has waived the requirement that it receive a copy or summary of the Plan of Merger.